UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

Morgans Hotel Group Co.
 (Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 30, 2008, Morgans LV/Investment LLC, a Delaware limited liability company (“Morgans”) and an affiliate of the Morgans Hotel Group Co., and Echelon Resorts Corporation, a Nevada corporation and a subsidiary of Boyd Gaming Corporation (“Boyd”), entered into the Second Amendment (the “Second Amendment”) to Morgans Las Vegas, LLC Limited Liability Company Agreement, a joint venture agreement governing the development of the Delano Las Vegas and the Mondrian Las Vegas at Echelon Place (the “Joint Venture”).

The Second Amendment, among other things, extends from June 30, 2008 to September 15, 2008 the deadline by which the Joint Venture must obtain construction financing for the development of the Delano Las Vegas and the Mondrian Las Vegas. In the event construction financing is not obtained by such deadline, either member shall be permitted to terminate the Joint Venture.

A copy of the Second Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Morgans Las Vegas, LLC Limited Liability Company Agreement, dated June 30, 2008, by and between Morgans/LV Investment LLC and Echelon Resorts Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: July 1, 2008

By: /s/ Richard Szymanski

Richard Szymanski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Morgans Las Vegas, LLC Limited Liability Company Agreement, dated June 30, 2008, by and between Morgans/LV Investment LLC and Echelon Resorts Corporation